UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2010

BofI HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2010, Bank of Internet USA (the “Bank”), a subsidiary of BofI Holding, Inc. (the “Company”), executed an amendment to a lease (the “Lease Amendment”) with Arden Realty Limited Partnership, a Maryland limited partnership. Arden Realty is the successor to DL San Diego LP, a Delaware limited partnership. This is the first amendment to the lease originally entered into with DL San Diego LP on April 14, 2005 and reported in the Current Report on Form 8-K (File No. 000-51201) filed by the Company on April 28, 2005. The Lease Amendment expands the San Diego, California office space currently occupied by the Bank by 5,507 square feet, leased at the same cost per square foot as the original lease. The expansion premises are anticipated to be occupied on June 1, 2010. The lease on the expansion premises will expire concurrently with the Bank’s lease on the existing premises on October 31, 2012. The foregoing description is qualified by reference to the Lease Amendment attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	First Amendment to Lease Agreement between Arden Realty Limited Partnership, a Maryland limited partnership, and Bank of Internet, USA, a federal savings bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

By:	/s/ ANDREW J. MICHELETTI
Andrew J. Micheletti
Sr. V.P. and Chief Financial Officer

Date: May 6, 2010